Exhibit 99.1

PRESS RELEASE

ARMADA HOFFLER PROPERTIES REPORTS SECOND QUARTER 2016 RESULTS

Net Income of $0.06 Per Diluted Share

Normalized FFO of $0.26 Per Diluted Share

Company Raised 2016 Full-Year Normalized FFO Guidance

VIRGINIA BEACH, VA, August 2, 2016 – Armada Hoffler Properties, Inc. (NYSE: AHH) today announced its results for the quarter ended June 30, 2016.

Highlights include:

•
Net income of $3.1 million, or $0.06 per diluted share, for the quarter ended June 30, 2016 compared to net income of $10.3 million, or $0.25 per diluted share, for the quarter ended June 30, 2015. Excluding gains from real estate dispositions, net income for both periods was approximately $3.1 million.

•
Normalized Funds From Operations (“FFO”) of $12.5 million, or $0.26 per diluted share, for the quarter ended June 30, 2016 compared to Normalized FFO of $9.7 million, or $0.24 per diluted share, for the quarter ended June 30, 2015.

•	FFO of $11.7 million, or $0.24 per diluted share, for the quarter ended June 30, 2016 compared to FFO of $8.8 million, or $0.22 per diluted share, for the quarter ended June 30, 2015.

•	Same Store Net Operating Income (“NOI”) increased for the eighth consecutive quarter.

•	Core operating property portfolio occupancy at 95.3% compared to 95.3% as of June 30, 2015.

•
Agreed to invest $42.0 million in The Residences at Annapolis Junction Town Center, located approximately two miles from Fort Meade, with options to acquire a controlling interest upon the project's completion.

•
Added 220,000 square feet of retail space in the greater Richmond market through the acquisition of Southgate Square for a combination of $21.1 million in debt and 1.6 million Operating Partnership units, and agreed to purchase another 40,000 square feet of retail space at Southshore Shops for a combination of $6.7 million in cash and 0.2 million Operating Partnership units.

•
Announced the next phase of development in the Town Center of Virginia Beach, a $35 million mixed-use project expected to include 39,000 square feet of retail space, which is nearly 50% pre-leased, and 120 luxury apartments, as part of the Company's ongoing public-private partnership with the City of Virginia Beach.

•
Sold Willowbrook Commons (June 20, 2016) and Kroger Junction (July 29, 2016) - two of the non-core retail centers acquired as part of the 11-asset portfolio purchase completed in January - for an aggregate sales price of $12.9 million.

•	The Company is raising its 2016 full-year Normalized FFO guidance range - now $0.96 to $1.00 per diluted share from its previous guidance range of $0.94 to $0.98 per diluted share.

Commenting on the Company’s results, Louis Haddad, President and CEO, said, "We are pleased with our results for the second quarter and continue to successfully execute on our strategy. Based on our year-to-date results and the outlook for the rest of the year, we've raised our 2016 Normalized FFO guidance range. By most any measure, we are making good on our promise to investors, and there is still a lot more to come."

Financial Results

Net income for the second quarter decreased to $3.1 million compared to $10.3 million for the second quarter of 2015. Excluding gains on real estate dispositions, net income slightly increased period-over-period. Normalized FFO for the second quarter increased to $12.5 million compared to $9.7 million for the second quarter of 2015. FFO for the second quarter increased to $11.7 million compared to $8.8 million for the second quarter of 2015.

The period-over-period changes in net income, Normalized FFO and FFO were positively impacted by property acquisitions and organic Same Store NOI growth and negatively impacted by lower construction segment gross profits and higher interest expense. The period-over-period changes in net income were also negatively impacted by lower gains on real estate dispositions and higher depreciation and amortization expense from acquired properties and new properties placed into service. Both net income and FFO were negatively impacted by higher mark-to-market losses on interest rate derivatives.

Operating Performance

At the end of the second quarter, the Company’s office, retail and multifamily core operating property portfolios were 94.6%, 96.0% and 93.4% occupied, respectively.

Total construction contract backlog was $252.3 million at the end of the quarter.

Balance Sheet and Financing Activity

As of June 30, 2016, the Company had $513 million of total debt outstanding, including $107 million outstanding under its revolving credit facility. Total debt outstanding excludes unamortized GAAP fair value adjustments and deferred financing costs. Approximately 42% of the Company’s debt had fixed interest rates or were subject to interest rate swaps as of June 30, 2016. After considering LIBOR interest rate caps with strike prices at or below 150 basis points as of June 30, 2016, approximately 95% of the Company’s debt was fixed or hedged.

During the second quarter, the Company raised an aggregate of $21.1 million of gross proceeds under its At-The-Market (“ATM”) continuous equity offering programs at a weighted average price of $12.32 per share.

Outlook

The Company is raising its 2016 full-year guidance and now expects 2016 Normalized FFO in the range of $0.96 to $1.00 per diluted share as compared to the Company's previously announced full-year guidance in the range of $0.94 to $0.98 per diluted share. The following table outlines the Company’s assumptions along with Normalized FFO per share estimates for the full-year 2016.

Full-year 2016 Guidance [1]	Expected Ranges
Total NOI	$65.8M	$66.5M
Construction company annual segment gross profit	$4.7M	$5.2M
General and administrative expenses	$9.1M	$9.4M
Interest income	$3.0M	$3.3M
Interest expense	$16.0M	$16.5M
Normalized FFO per diluted share [2]	$0.96	$1.00

[1] Excludes the impact of any future acquisitions other than Southshore Shops, dispositions or other capital markets activity, except for additional shares that may be issued under the ATM program, assuming favorable market conditions.
[2] Normalized FFO excludes certain items, including debt extinguishment losses, acquisition, development and other pursuit costs, mark-to-market adjustments for interest rate derivatives and other non-comparable items.  See “Non-GAAP Financial Measures.” In addition, the calculation of Normalized FFO per diluted share assumes 49.8 million weighted average shares and units outstanding, including shares issued under the ATM program. The Company does not provide a reconciliation for its guidance range of Normalized FFO per diluted share to net income per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Normalized FFO per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.

Supplemental Financial Information

Further details regarding operating results, properties and leasing statistics can be found in the Company’s supplemental financial package available at www.ArmadaHoffler.com under the Investor Relations section.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, August 2, 2016 at 8:30 a.m. Eastern Time to review financial results and discuss recent events. The live webcast will be available through the Investor Relations page of the Company’s website, www.ArmadaHoffler.com, or through www.viavid.com.  To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international).  A replay of the conference call will be available through Friday, September 2, 2016 by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13638902.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. is a full service real estate company with extensive experience developing, building, owning and managing high-quality, institutional-grade office, retail and multifamily properties in attractive markets throughout the Mid-Atlantic and Southeastern United States. The Company has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company’s construction and development business, including backlog and timing of deliveries, financing activities, as well as acquisitions, dispositions and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other documents filed by the Company with the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

FFO is a supplemental non-GAAP financial measure.  The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance.  Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.  In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Management also believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, management believes that Normalized FFO is a more useful performance measure that excludes certain items, including but not limited to, debt extinguishment losses and prepayment penalties, property acquisition, development and other pursuit costs, mark-to-market adjustments for interest rate derivatives and other non-comparable items.

For reference, as an aid in understanding the Company’s computation of FFO and Normalized FFO, a reconciliation of net income calculated in accordance with GAAP to FFO and Normalized FFO has been included in the final page of this release.

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Real estate investments:
Income producing property	$752,783	$579,000
Held for development	2,032	1,180
Construction in progress	79,258	53,411
Accumulated depreciation	(127,337)	(125,380)
Net real estate investments	706,736	508,211

Real estate investments held for sale	5,829	40,232

Cash and cash equivalents	19,984	26,989
Restricted cash	3,158	2,824
Accounts receivable, net	14,366	21,982
Notes receivable	39,311	7,825
Construction receivables, including retentions	31,277	36,535
Construction contract costs and estimated earnings in excess of billings	1,756	88
Other assets	72,055	44,861
Total Assets	$894,472	$689,547

LIABILITIES AND EQUITY
Indebtedness, net	$501,940	$377,593
Debt secured by real estate investments held for sale	6,380	—
Accounts payable and accrued liabilities	6,379	6,472
Construction payables, including retentions	49,203	52,067
Billings in excess of construction contract costs and estimated earnings	2,893	2,224
Other liabilities	38,935	25,471
Total Liabilities	605,730	463,827
Total Equity	288,742	225,720
Total Liabilities and Equity	$894,472	$689,547

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)
Revenues
Rental revenues	$24,251	$19,908	$47,534	$38,098
General contracting and real estate services	33,200	47,066	70,003	76,137
Total revenues	57,451	66,974	117,537	114,235

Expenses
Rental expenses	5,071	4,631	10,400	9,391
Real estate taxes	2,382	1,959	4,731	3,616
General contracting and real estate services	32,025	45,283	67,062	73,425
Depreciation and amortization	8,602	5,766	16,751	10,674
General and administrative	2,224	2,096	4,708	4,424
Acquisition, development and other pursuit costs	437	591	1,141	762
Impairment charges	—	23	35	23
Total expenses	50,741	60,349	104,828	102,315

Operating income	6,710	6,625	12,709	11,920

Interest income	722	—	904	—
Interest expense	(3,978)	(3,358)	(7,769)	(6,404)
Loss on extinguishment of debt	—	(180)	—	(407)
Gain on real estate dispositions	13	7,210	26,687	13,407
Change in fair value of interest rate derivatives	(373)	(40)	(2,762)	(187)
Other income (expense)	43	24	119	39
Income before taxes	3,137	10,281	29,888	18,368
Income tax benefit (provision)	(6)	4	(224)	35
Net income	3,131	10,285	29,664	18,403

Per diluted share	$0.06	$0.25	$0.62	$0.46

Weighted average shares outstanding	48,849	40,356	47,534	40,088

ARMADA HOFFLER PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO FFO & NORMALIZED FFO
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income	$3,131	$10,285	$29,664	$18,403

Depreciation and amortization	8,602	5,766	16,751	10,674
Gain on dispositions of operating real estate(1)	(13)	(7,210)	(26,257)	(13,407)

Funds From Operations (FFO)	$11,720	$8,841	$20,158	$15,670

Acquisition costs	437	591	1,141	762
Impairment charges	—	23	35	23
Loss on extinguishment of debt	—	180	—	407
Change in fair value of interest rate derivatives	373	40	2,762	187

Normalized FFO	$12,530	$9,675	$24,096	$17,049

FFO per diluted share	$0.24	$0.22	$0.42	$0.39

Normalized FFO per diluted share	$0.26	$0.24	$0.51	$0.43

Weighted average shares outstanding	48,849	40,356	47,534	40,088

(1) Excludes gains on non-operating undepreciated real estate of $430 for the six months ended June 30, 2016.

Contact:

Michael P. O’Hara
Armada Hoffler Properties, Inc.
Chief Financial Officer and Treasurer
Email: MOHara@ArmadaHoffler.com
Phone: (757) 366-6684